Exhibit 99.1

FOR IMMEDIATE RELEASE

May 21, 2012

Energizer Holdings, Inc. Prices Senior Notes Offering

St. Louis —May 21, 2012—Energizer Holdings, Inc. (NYSE: ENR) announced today the pricing of its offering of $500 million aggregate principal amount of its 4.700% Senior Notes due 2022 in a transaction registered with the Securities and Exchange Commission, or SEC. The offering is expected to close on May 24, 2012 subject to customary closing conditions. Energizer estimates that its net proceeds from the offering will be approximately $495 million after deducting the underwriting discount and other offering expenses payable by Energizer, and intends to use such net proceeds to refinance outstanding indebtedness. The senior notes will be guaranteed by certain of Energizer’s domestic subsidiaries.

Goldman, Sachs & Co., J.P. Morgan and BofA Merrill Lynch are acting as joint book-running managers for the offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Energizer has filed a registration statement (including a prospectus and a prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the applicable prospectus supplement and the other documents Energizer has filed or will file with the SEC for more complete information about Energizer and the offering. You may get these documents for free by visiting the SEC’s website at www.sec.gov. Alternatively, you may request these documents by calling Goldman, Sachs & Co. at 1-866-471-2526 or by emailing prospectus-ny@ny.email.gs.com, by calling J.P. Morgan collect at 1-212-834-4533, or by calling BofA Merrill Lynch at 1-800-294-1322 or by emailing dg.prospectus_requests@baml.com.

About Energizer

Energizer Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer goods company operating globally in the broad categories of personal care and household products. Energizer’s Personal Care Division offers a diversified range of consumer products in the wet shave, skin care, feminine care and infant care categories. Our portfolio includes well established brand names such as Schick® and Wilkinson Sword® men’s and women’s shaving systems and disposables; Edge® and Skintimate® shave preparations; Playtex® tampons, gloves and infant feeding products; Banana Boat® and Hawaiian Tropic® sun care products and Wet Ones® moist wipes. Energizer’s Household Products Division offers consumers the broadest range of portable power solutions, anchored by our universally recognized Energizer® and Eveready® brands.

Forward-Looking Statements. This document contains both historical and forward-looking statements. Forward-looking statements are not based on historical facts but instead reflect our expectations, estimates or projections concerning future results or events, including, without limitation, statements regarding the Company’s expectations of the dollar amount to be received in net proceeds, the Company’s ability to complete the offering and the Company’s expectations for the use of proceeds from the offering. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include market conditions for corporate debt generally, for the securities of consumer goods companies and for the Company’s indebtedness in particular. The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Additional risks and uncertainties include those detailed from time to time in Energizer’s publicly filed documents, including its annual report on Form 10-K for the year ended September 30, 2011.

The forward-looking statements included in this document are only made as of the date of this document and we disclaim any obligation to update any forward-looking statement to reflect subsequent events or circumstances.

SOURCE Energizer Holdings, Inc.

Jacqueline E. Burwitz, Vice President, Investor Relations of Energizer Holdings, Inc., +1-314-985-2169

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